HSBC USA INC. Down & In Worst of Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
July 27, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

The purchaser of a note will acquire a security linked to the performance of ten reference assets as further described herein. Although the offering relates to the performance of ten reference assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the related notes. The following key terms relate to this notes offering:

•  Aggregate Principal Amount: $2,053,000
•  Offering Period End Date: July 25, 2007 at 2:00 pm, New York City time
•  Initial Public Offering Price: 100 per cent
•  Initial Valuation Date: July 25, 2007
•  Issue Date: July 30, 2007
•  Final Valuation Date: July 25, 2008
•  Maturity Date: 3 business days after the final valuation date, which is expected to be July 30, 2008
•  Interest Rate (Per Annum): 17.50%
•  Agent’s Discount Per Note / Total(1): 2.75% / $56,457.50
•  Proceeds To Us Per Note / Total: 97.25% $1,996,542.50

•  Interest Payment Dates: The 30th calendar day of each month (or the last calendar day of any month with less than 30 calendar days) following the issue date (or if that day is not a business day, the following business day), commencing on August 30, 2007 and ending on the maturity date.
•  Term of Notes: 12 months
•  Cusip: 40428H MJ8
•  ISIN: US40428HMJ85
•  Listing: The notes will not be listed on any U.S. securities exchange or quotation system

 (1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INITIAL PRICE	BARRIER PRICE	PHYSICAL DELIVERY AMOUNT(1)
ALTRIA GROUP, INC. (MO)	PR-7	$67.85	$44.1025	14
Citigroup Inc. (C)	PR-8	$49.21	$31.9865	20
AT&T INC. (T)	PR-9	$40.50	$26.3250	24
PFIZER INC. (PFE)	PR-10	$24.78	$16.1070	40
JPMORGAN CHASE & CO. (JPM)	PR-11	$45.27	$29.4255	22
Merck & Co., Inc. (MRK)	PR-12	$53.38	$34.6970	18
General Electric Company (GE)	PR-13	$40.42	$26.2730	24
Verizon Communications Inc. (VZ)	PR-14	$43.22	$28.0930	23
GENERAL MOTORS CORPORATION (GM)	PR-15	$33.73	$21.9245	29
E.I. DU PONT DE NEMOURS AND COMPANY (DD)	PR-16	$49.19	$31.9735	20
(1) Any fractional shares included in the physical delivery amount to be paid in cash.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Down & In Worst of Reverse Convertible Notes due July 30, 2008	$2,053,000.00	$63.03
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC SECURITIES (USA) INC. July 27, 2007

 TABLE OF CONTENTS

Page

GENERAL TERMS	PR-3
RISK FACTORS	PR-3
SUMMARY	PR-4
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-5
REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to one note offering linked to the performance of ten reference assets identified on the cover page. The purchaser of a note will acquire a security linked to the performance of ten reference assets as further described herein. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the note offering relates only to the reference assets identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PR-3 of this pricing supplement, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances;” and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of any reference asset (which may or may not be the worst performing reference asset) on any day is below its respective barrier price and (b) the final price of the worst performing reference asset (as defined below) is lower than the initial price of such worst performing reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of any reference asset falls below its respective barrier price on any day, but the final price of the worst performing reference asset is equal to or greater than the initial price of such worst performing reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of each reference asset never falls below its respective barrier price on any day. If you receive the physical delivery amount (as defined below) at maturity, the market value of the shares of the worst performing reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose up to the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

You may lose some or all of your principal if you invest in the notes.

2.	You are exposed to the risks of each reference asset.

Your payment at maturity depends on the performance of each of the ten reference assets. You should therefore be prepared to be equally exposed to the risks related to each of the reference assets. Poor performance by any one of the reference assets over the term of notes may negatively affect the amount and form of your payment at maturity and will not be offset or mitigated by positive performance by any of the other reference assets.

3.	You will not participate in any appreciation in the value of any reference asset.

You will not participate in any appreciation in the value of any reference asset. If the final price of the worst performing reference asset is greater than the initial price of such worst performing reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of such worst performing reference asset or any appreciation in the values of the other reference assets. Under no circumstances, regardless of the extent to which the value of the worst performing reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in one or more of the reference assets.

4.	Risks relating to the reference assets.

The notes are subject to the risks of any investment in common stocks, including the risk that the prices of the stocks may decline. Any of the following factors may have a negative effect on the value of any reference asset and thus adversely affect the trading value of the notes. The following is a list of some of the significant risks associated with a reference asset:

•
Historical performance of any reference asset does not indicate future performance of such reference asset. It is impossible to predict whether the value of any reference asset will rise or fall during the term of the notes; and

•
The trading price of any reference asset will be influenced by political, economic, financial, market and other factors. It is impossible to predict what effect these factors will have on the value of a reference asset.

5.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-5 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference assets between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price of the worst performing reference asset) if (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of any reference asset (which may or may not be the worst performing reference asset) on any day is below its respective barrier price and (b) the final price of the worst performing reference asset (as defined below) is lower than the initial price of such worst performing reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of any reference asset falls below its respective barrier price on any day, but the final price of the worst performing reference asset is equal to or greater than the initial price of such worst performing reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of each reference asset never falls below its respective barrier price on any day. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price of the worst performing reference asset. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

On the final valuation date, subject to adjustment as described herein, the “worst performing reference asset” will be the reference asset with the lowest performance of the ten reference assets as determined by the calculation agent by dividing the final price of each reference asset by its respective initial price, expressed as a percentage.

For any reference asset, if the final valuation date is not a scheduled trading day the final price of such reference asset will be determined on the following day that is a scheduled trading day.

As described in the product supplement, on any scheduled trading day on which the value of a reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of such reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of such reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If a reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for such reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for such reference asset obtained from as many dealers in such reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

Physical Delivery Amount

If the payment at maturity is in physical shares of the worst performing reference asset, you will receive a number of shares of the worst performing reference asset referred to as the “physical delivery amount” (with any fractional shares to be paid in cash in an amount equal to the number fractional shares multiplied by the final price of the worst performing reference asset). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the worst performing reference asset. The physical delivery amount, the initial price of any reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

Market Disruption Event

To the extent a market disruption event exists on a day on which the final price of a reference asset is to be determined, the market price of such reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to such reference asset; provided that if a market disruption event exists with respect to such reference asset on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price of such reference asset on such date. For the avoidance of doubt, if no market disruption event exists with respect to a reference asset on the final valuation date, the determination of the final price of such reference asset will be made on the final valuation date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets.

The calculation agent will notify the noteholders of the existence of a market disruption event with respect to a reference asset on any day that but for the occurrence or existence of a market disruption event would have been the final valuation date.

Merger Event and Tender Offer

If a merger event or tender offer occurs with respect to any reference asset and any distributions of property (other than the publicly quoted new shares that are traded or listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or their successors in interest) are made on the shares of such reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is five business days after the approval date. On the accelerated maturity date, we shall pay to each holder of a note the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of that reference asset subject to a merger event or tender offer will be deemed to be the value of all consideration received (or that would be received) in respect of that event, and the final valuation date will be deemed to be the approval date and the relevant period with respect to any interest payment shall be deemed to end on and include the approval date. The calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder. In addition, on the accelerated maturity date, for the purposes of determining the worst performing reference asset and payment at maturity, the final prices for the other reference assets shall be the market prices of such reference assets on the accelerated final valuation date referred to above.

Share Delisting, Nationalization, Insolvency

If a nationalization, insolvency or share delisting occurs with respect to any reference asset, the calculation agent shall accelerate the maturity date to the day which is five business days after the announcement date. On the accelerated maturity date, the issuer shall pay to each noteholder the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of each reference asset will be deemed to be the market price of such reference asset on the scheduled trading day immediately prior to the announcement date. In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the applicable reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the applicable reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the applicable reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 17.50 per cent interest rate on the notes among interest on the Deposit and Put Premium, 5.00 per cent constitutes interest on the Deposit and 12.50 per cent constitutes Put Premium.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

INFORMATION REGARDING REFERENCE ISSUERS AND REFERENCE ASSETS

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of each reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of the respective reference asset for each quarter in the period from January 1, 2002 through June 29, 2007 and for the period from July 2, 2007 through July 25, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of each reference asset should not be taken as an indication of future performance of such reference asset.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for such reference asset.  Each table of hypothetical returns for each reference asset assumes such reference asset would be the worst performing reference asset on the final valuation date. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in such reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in the table were determined:

•  If the final price of the worst performing reference asset is greater than or equal to the initial price of such worst performing reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of any reference asset on any day was below the barrier price of such reference asset;

•  If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset but the market price of each reference asset was not below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•  If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset and the market price of any reference asset (which may or may not be the worst performing reference asset) was below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. The tables do not purport to be representative of every possible scenario concerning increases or decreases in the price of a reference asset and the payment at maturity of the notes. We cannot predict the final price of any reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference assets have no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference assets.

ALTRIA GROUP, INC. (MO)

Description of ALTRIA GROUP, INC.

According to publicly available information, Altria Group, Inc. (“Altria”) is the parent company of Philip Morris International, Philip Morris USA, and Philip Morris Capital Corporation. Altria is also a share holder in the brewer, SABMiller plc. Altria's brands include Marlboro cigarettes, L&M and Parliament.

Altria’s SEC file number is 001-8940.

Historical Performance of Altria

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.25	39.39	40.86
June 30, 2004	42.93	33.58	37.56
September 30, 2004	37.75	33.40	35.30
December 31, 2004	46.44	34.43	45.85
March 31, 2005	51.41	45.33	49.07
June 30, 2005	52.29	47.06	48.53
September 30, 2005	55.57	47.73	55.32
December 30, 2005	59.05	51.48	56.08
March 31, 2006	58.07	52.95	53.18
June 30, 2006	55.83	51.30	55.12
September 29, 2006	63.79	54.49	57.45
December 31, 2006	64.96	56.62	64.41
March 30, 2007	67.92	60.92	65.90
June 29, 2007	72.20	66.91	70.14
July 2, 2007 through July 25, 2007	72.20	67.62	67.85

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Altria
Initial Price:	USD 67.85
Barrier Price:	USD 44.1025
Physical Delivery Amount:	14 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

CITIGROUP INC. (C)

Description of Citigroup Inc.

According to publicly available information, Citigroup Inc. (“Citi”) is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. Citi's services include investment banking, retail brokerage, corporate banking, and cash management products and services.

Citi’s SEC file number is 001-9924.

Historical Performance of Citi

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	52.05	47.99	51.70
June 30, 2004	52.88	44.83	46.50
September 30, 2004	47.47	42.99	44.12
December 31, 2004	49.06	42.10	48.18
March 31, 2005	49.99	44.05	44.94
June 30, 2005	48.14	43.8	46.23
September 30, 2005	46.81	42.91	45.52
December 30, 2005	49.76	44.00	48.53
March 31, 2006	49.58	44.81	47.23
June 30, 2006	50.72	47.15	48.25
September 29, 2006	50.35	46.22	49.67
December 31, 2006	57.00	48.83	55.70
March 30, 2007	56.28	48.05	51.34
June 29, 2007	55.55	50.41	51.29
July 2, 2007 through July 25, 2007	52.97	48.48	49.21

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Citi
Initial Price:	USD 49.21
Barrier Price:	USD 31.9865
Physical Delivery Amount:	20 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

AT&T INC. (T)

Description of AT&T INC.

According to publicly available information, AT&T Inc. (“AT&T”) provides communications services in the United States. AT&T provides local and long-distance phone service, wireless and data communications, paging, Internet access and messaging, cable and satellite television, security services, and telecommunications equipment. AT&T also provides directory advertising and publishing.

AT&T’s SEC file number is 001-8610.

Historical Performance of AT&T

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	27.73	23.20	24.54
June 30, 2004	25.68	23.50	24.25
September 30, 2004	26.88	22.98	25.95
December 31, 2004	27.29	24.55	25.77
March 31, 2005	25.98	22.99	23.69
June 30, 2005	24.33	22.78	23.75
September 30, 2005	24.97	23.20	23.97
December 30, 2005	25.60	21.75	24.49
March 31, 2006	28.82	24.24	27.04
June 30, 2006	28.03	24.72	27.89
September 29, 2006	33.76	26.35	32.56
December 31, 2006	36.21	31.57	35.75
March 30, 2007	39.86	32.70	39.43
June 29, 2007	41.54	38.38	41.50
July 2, 2007 through July 25, 2007	41.93	38.96	40.50

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AT&T
Initial Price:	USD 40.50
Barrier Price:	USD 26.3250
Physical Delivery Amount:	24 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

PFIZER INC. (PFE)

Description of PFIZER INC.

According to publicly available information, Pfizer Inc. (“Pfizer”) is a research-based, global pharmaceutical company that discovers, develops, manufactures, and markets medicines for humans and animals. Pfizer's products include prescription pharmaceuticals, non-prescription self-medications, and animal health products such as anti-infective medicines and vaccines.

Pfizer’s SEC file number is 001-3619.

Historical Performance of Pfizer

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	38.89	33.50	35.05
June 30, 2004	37.90	33.82	34.28
September 30, 2004	34.46	29.58	30.60
December 31, 2004	31.50	21.99	26.89
March 31, 2005	27.35	23.80	26.27
June 30, 2005	29.21	25.52	27.58
September 30, 2005	27.82	24.67	24.97
December 30, 2005	25.57	20.27	23.32
March 31, 2006	26.84	23.60	24.92
June 30, 2006	25.72	22.51	23.47
September 29, 2006	28.58	22.16	28.36
December 31, 2006	28.60	23.75	25.90
March 30, 2007	27.41	24.55	25.26
June 29, 2007	27.73	25.23	25.57
July 2, 2007 through July 25, 2007	26.15	24.72	24.78

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Pfizer
Initial Price:	USD 24.78
Barrier Price:	USD 16.1070
Physical Delivery Amount:	40 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

JPMORGAN CHASE & CO. (“JPM”)

Description of JPMORGAN CHASE & CO.

According to publicly available information, JPMorgan Chase & Co. (JPMorgan) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JP Morgan serves business enterprises, institutions, and individuals.

JPMorgan’s SEC file number is 001-05805.

Historical Performance of JPMorgan

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	43.84	36.30	41.95
June 30, 2004	42.57	34.62	38.77
September 30, 2004	40.25	35.496	39.73
December 31, 2004	40.45	36.32	39.01
March 31, 2005	39.69	34.32	34.60
June 30, 2005	36.50	33.35	35.32
September 30, 2005	35.95	33.31	33.93
December 30, 2005	40.56	32.92	39.69
March 31, 2006	42.43	37.88	41.64
June 30, 2006	46.80	39.33	42.00
September 29, 2006	47.49	40.40	46.96
December 31, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
July 2, 2007 through July 25, 2007	50.48	44.29	45.27

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan
Initial Price:	USD 45.27
Barrier Price:	USD 29.4255
Physical Delivery Amount:	22 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

MERCK & CO., INC. (“MRK”)

Description of Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (Merck) is a global pharmaceutical company that discovers, develops, manufactures, and markets a broad range of human and animal health products. Merck's products include a treatment for elevated cholesterol, a treatment for male pattern hair loss, a preventive treatment for osteoporosis, a treatment for hypertension, and a treatment for allergic rhinitis.

Merck’s SEC file number is 001-3305.

Historical Performance of Merck

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	49.33	42.85	44.19
June 30, 2004	48.78	44.28	47.50
September 30, 2004	47.73	32.46	33.00
December 31, 2004	34.32	25.60	32.14
March 31, 2005	32.61	27.48	32.37
June 30, 2005	35.36	30.12	30.80
September 30, 2005	32.34	26.97	27.21
December 30, 2005	32.54	25.50	31.81
March 31, 2006	36.65	31.81	35.23
June 30, 2006	36.84	32.75	36.43
September 29, 2006	42.51	35.00	41.90
December 31, 2006	46.37	41.24	43.6
June 29, 2007	55.14	44.52	49.80
July 2, 2007 through July 25, 2007	53.81	48.43	53.38

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Merck
Initial Price:	USD 53.38
Barrier Price:	USD 34.6970
Physical Delivery Amount:	18 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

GENERAL ELECTRIC COMPANY (GE)

Description of GENERAL ELECTRIC COMPANY

According to publicly available information, General Electric Company (“General Electric”) develops, manufactures, and markets jet engines, power plant turbines, locomotives, medical imaging equipment, as well as provides private label credit cards. General Electric is also involved in real estate, loans, aircraft leasing, plastics, large appliances, and security and water treatment.

General Electric’s SEC file number is 001-0035.

Historical Performance of General Electric

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	34.57	28.88	30.52
June 30, 2004	33.49	29.55	32.40
September 30, 2004	34.53	31.42	33.58
December 31, 2004	37.75	32.65	36.5
March 31, 2005	36.89	34.95	36.06
June 30, 2005	37.34	34.15	34.65
September 30, 2005	35.78	32.85	33.67
December 30, 2005	36.34	32.67	35.05
March 31, 2006	35.63	32.21	34.78
June 30, 2006	35.24	32.78	32.96
September 29, 2006	35.65	32.06	35.30
December 31, 2006	38.49	34.62	37.21
March 30, 2007	38.28	33.90	35.36
June 29, 2007	39.77	34.55	38.28
July 2, 2007 through July 25, 2007	40.98	37.73	40.42

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	General Electric
Initial Price:	USD 40.42
Barrier Price:	USD 26.2730
Physical Delivery Amount:	24 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

VERIZON COMMUNICATIONS INC. (VZ)

Description of Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (“Verizon”) provides wireline voice and data services, wireless services, Internet services, and published directory information. Verizon also provides network services for the federal government including business phone lines, data services, telecommunications equipment, and payphones. Verizon has operations worldwide.

Verizon’s SEC file number is 001-8606.

Historical Performance of Verizon

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	38.10	33.80	35.21
June 30, 2004	36.81	33.00	34.87
September 30, 2004	39.52	32.89	37.95
December 31, 2004	40.73	36.87	39.03
March 31, 2005	39.56	33.13	34.21
June 30, 2005	34.93	32.48	33.29
September 30, 2005	33.70	30.50	31.50
December 30, 2005	31.59	28.07	29.02
March 31, 2006	33.89	28.95	32.82
June 30, 2006	33.46	29.00	32.27
September 29, 2006	36.62	30.22	35.78
December 31, 2006	37.64	33.99	37.24
March 30, 2007	38.77	35.60	37.92
June 29, 2007	43.99	36.75	41.17
July 2, 2007 through July 25, 2007	43.83	40.03	43.22

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Verizon
Initial Price:	USD 43.22
Barrier Price:	USD 28.0930
Physical Delivery Amount:	23 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

GENERAL MOTORS CORPORATION (GM)

Description of GENERAL MOTORS CORPORATION

According to publicly available information, General Motors Corporation (“General Motors”) manufactures and sells vehicles worldwide under various brand names. General Motors also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications.

General Motors ’s SEC file number is 001-0143.

Historical Performance of General Motors

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	55.55	44.72	47.10
June 30, 2004	50.04	42.88	46.59
September 30, 2004	46.93	40.53	42.48
December 31, 2004	43.29	36.90	40.06
March 31, 2005	40.80	27.98	29.39
June 30, 2005	36.65	24.67	34.00
September 30, 2005	37.70	30.21	30.61
December 30, 2005	31.50	18.33	19.42
March 31, 2006	24.60	18.47	21.27
June 30, 2006	30.56	19.00	29.79
September 29, 2006	33.64	27.12	33.26
December 31, 2006	36.56	28.49	30.72
March 30, 2007	37.24	28.81	30.64
June 29, 2007	38.66	28.86	37.80
July 2, 2007 through July 25, 2007	38.27	33.64	33.73

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	General Motors
Initial Price:	USD 33.73
Barrier Price:	USD 21.9245
Physical Delivery Amount:	29 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%

E. I. DU PONT DE NEMOURS AND COMPANY (DD)

Description of E. I. DU PONT DE NEMOURS AND COMPANY

According to publicly available information, E. I. du Pont de Nemours and Company (“Du Pont”) is a global chemical and life sciences company, with businesses in high-performance materials, specialty chemicals, pharmaceuticals, and biotechnology. Du Pont sells its products to the transportation, textile, construction, automotive, agricultural, hybrid seeds, nutrition and health, pharmaceuticals, packaging, and electronics markets.

Du Pont’s SEC file number is 001-0815.

Historical Performance of Du Pont

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	46.25	40.45	42.22
June 30, 2004	45.20	40.84	44.42
September 30, 2004	44.78	39.88	42.80
December 31, 2004	49.39	40.98	49.05
March 31, 2005	54.90	45.74	51.24
June 30, 2005	51.88	42.76	43.01
September 30, 2005	44.75	37.87	39.17
December 30, 2005	43.81	37.60	42.50
March 31, 2006	43.50	38.52	42.21
June 30, 2006	45.75	39.53	41.60
September 29, 2006	43.49	38.82	42.84
December 31, 2006	49.68	42.48	48.71
March 30, 2007	53.67	47.58	49.43
June 29, 2007	53.25	48.44	50.84
July 2, 2007 through July 25, 2007	53.90	47.83	49.19

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Du Pont
Initial Price:	USD 49.19
Barrier Price:	USD 31.9735
Physical Delivery Amount:	20 shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	17.50%		100.00%
+	90%	17.50%		90.00%
+	80%	17.50%		80.00%
+	70%	17.50%		70.00%
+	60%	17.50%		60.00%
+	50%	17.50%		50.00%
+	40%	17.50%		40.00%
+	30%	17.50%		30.00%
+	20%	17.50%		20.00%
+	10%	17.50%		10.00%
	0%	17.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	7.50%	17.50%	-10.00%
-	20%	-2.50%	17.50%	-20.00%
-	30%	-12.50%	17.50%	-30.00%
-	40%	-22.50%	N/A	-40.00%
-	50%	-32.50%	N/A	-50.00%
-	60%	-42.50%	N/A	-60.00%
-	70%	-52.50%	N/A	-70.00%
-	80%	-62.50%	N/A	-80.00%
-	90%	-72.50%	N/A	-90.00%
-	100%	-82.50%	N/A	-100.00%